Exhibit 21.1

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect Subsidiaries Carrying on the Same Line of Business as Named Subsidiary
Name	Jurisdiction of Organization	Parent	Line of Business	Operating in the United States	Operating in Foreign Countries
Starwood Hotels & Resorts Worldwide, Inc. (SH&RWI)	Maryland	—	Lodging	278	23
SII Real Estate Holdings, Inc. (SRE)	Delaware	SH&RWI	Lodging	6	25
Starwood Finance Luxembourg SARL	Luxembourg	SRE	Lodging	0	1
Starwood International Holding SARL (SIH)	Luxembourg	SRE	Lodging	7	46
Starwood Italia S.r.l.	Italy	(SIH)	Lodging	0	12
Starwood International Licensing Co SARL (SILC)	Luxembourg	SH&RWI	Lodging	1	3
Starwood Asia Pacific Hotels & Resorts Pte Ltd	Singapore	SILC	Lodging	0	13
Starwood Vacation Ownership, Inc.	Florida	SH&RWI	Lodging	95	20

NOTE: The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same line of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT 21.1 (Continued)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

ASSUMED NAMES REPORT

Arizona
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft Tucson University

Colorado
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	St. Regis Aspen

Connecticut
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Stamford Hotel

Georgia
Entity name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W Atlanta

Hawaii
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Kauai
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Keauhou Bay Resort & Spa
Starwood Hotels & Resorts Worldwide, Inc.	The Spa at the Westin Maui

Illinois
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago

New York
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New York Union Square
Starwood Hotels & Resorts Worldwide, Inc.	W Times Square

Pennsylvania
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Aloft Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Philadelphia

Washington
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W Seattle
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Seattle

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